EXHIBIT 23


               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated May 1, 1997 on our audits of the consolidated financial statements and financial statement schedules of Modine Manufacturing Company and subsidiaries as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which reports are incorporated by reference or included in the 1997 annual report on Form 10-K.




COOPERS & LYBRAND LLP


COOPERS & LYBRAND L.L.P.

Chicago, Illinois

May 14, 1998